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                                                                    Exhibit (j)

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
           --------------------------------------------------------

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated October 18, 2010, relating to the financial statement of the iShares MSCI Russia Capped Index Fund, a series of iShares MSCI Russia Capped Index Fund, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Financial Statements" and "Independent Registered Public Accounting Firm" in such Registration Statement.


PricewaterhouseCoopers LLP
San Francisco, California
October 18, 2010